Exhibit 3.1

Wyoming Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Sep 5 2024 11:59AM
Original ID: 2024-001517706

Profit Corporation
Articles of Incorporation

I. The name of the profit corporation is:
SUN

II. The name and physical address of the registered agent of the profit corporation is:
Northwest Registered Agent LLC
30 N Gould St Ste N
Sheridan, WY 82801

III. The mailing address of the profit corporation is:
522 W. Riverside Ave. Suite N Spokane
Spokane, WA 99201

IV. The principal office address of the profit corporation is:
522 W. Riverside Ave. Suite N Spokane
Spokane, WA 99201

V. The number, par value, and class of shares the profit corporation will have the authority to issue are:

Number of Common Shares:	75,000,000	Common Par Value:	$0.0010
Number of Preferred Shares:	0	Preferred Par Value:	$0.0000

VI. The name and address of each incorporator is as follows:
MIchael Ssebugwawo Muyingo
522 W. Riverside Ave. Suite N Spokane, WA 99201

Signature: *Michael Ssebugwawo Muyingo* Date: **09/05/2024**

Print Name: **Michael Ssebugwawo Muyingo**

Title: **CEO**

Email: **sun4@usa.com**

Daytime Phone #: **(424) 465-0407**

Page 1 of 4

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: MIchael Ssebugwawo Muyingo

☑ I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☑ An Individual ☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	*Michael Ssebugwawo Muyingo*	Date:	**09/05/2024**
Print Name:	**Michael Ssebugwawo Muyingo**		
Title:	**CEO**		
Email:	**sun4@usa.com**		
Daytime Phone #:	**(424) 465-0407**		

Page 2 of 4

Secretary of State Page 3 of 4 Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 Consent to Appointment by Registered Agent Northwest Registered Agent LLC, whose registered office is located at 30 N Gould St Ste N, Sheridan, WY 82801, voluntarily consented to serve as the registered agent for SUN and has certified they are in compliance with the requirements of W.S. 17 - 28 - 101 through W.S. 17 - 28 - 111. I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity. Signature: Michael Ssebugwawo Muyingo Michael Ssebugwawo Muyingo Date: 09/05/2024 Print Name: Title: CEO Email: sun4@usa.com Daytime Phone#: (424) 465 - 0407

STATE OF WYOMING Office of the Secretary of State Page 4 of 4 I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled. CERTIFICATE OF INCORPORATION SUN I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 5th day of September, 2024 at 11:59 AM. Remainder intentionally left blank. Filed Date: 09/05/2024 Secretary of State Filed Online By: Michael Ssebugwawo Muyingo on 09/05/2024